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                                                                      EXHIBIT 11

Coventry Health Care, Inc.
Computation of Net Earnings Per Share

                                                                  Quarter ended March 31, 1999
                                             ------------------------------------------------------------------------
                                                              Income                 Shares              Per Share
                                                           (Numerator)            (Denominator)            Amount
                                             ------------------------------------------------------------------------
Net Income                                     $               8,293
                                             -------------------------
Basic EPS                                      $               8,293                 58,851              $    0.14
Effect of Dilutive Securities
   Options and warrants                                                                 712
   Convertible notes                                                                  4,521
   Interest on convertible notes                                 516

                                             ------------------------------------------------------------------------
Diluted EPS                                    $               8,809                 64,084              $    0.14
                                             ========================================================================

                                                                  Quarter ended March 31, 1998
                                             ------------------------------------------------------------------------
                                                              Income                 Shares               Per Share
                                                           (Numerator)            (Denominator)            Amount
                                             ------------------------------------------------------------------------
Net Income                                     $               4,707
                                             -------------------------
Basic EPS                                      $               4,707                 33,348              $    0.14
Effect of Dilutive Securities
   Options and warrants                                                               1,127
   Convertible notes                                                                  4,166
   Interest on convertible notes                                 476
                                             ------------------------------------------------------------------------
Diluted EPS                                    $               5,183                 38,641              $    0.13
                                             ========================================================================